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                                  SCHEDULE 21.1

                              List of Subsidiaries


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1.     Essex Portfolio, L.P., a California limited partnership
2.     Essex Management Corporation, a California corporation
3.     Essex-Palisades Facilitator, a California limited partnership
4.     Essex Sunpointe Limited, a California limited partnership
5.     Essex Washington Interest Partners, a California general partnership
6.     Essex San Ramon Partners L.P., a California limited partnership
7.     Essex Bristol Partners, L.P., a California limited partnership
8.     Essex Sacramento Corporation, a California corporation
9.     Essex Fidelity I Corporation, a California corporation
10.    Essex Camarillo Corporation, a California corporation
11.    Essex Camarillo L.P., a California limited partnership
12.    Essex Meadowood Corporation, a California corporation
13.    Essex Meadowood, L.P., a California limited partnership
14.    Essex Treetops Corporation, a California corporation
15.    Essex Treetops, L.P., a California limited partnership
16.    Essex Bluffs, L.P., a California limited partnership
17.    Essex Huntington Breakers, L.P., a California limited partnership
18.    Essex Stonehedge, L.P., a California limited partnership
19.    Essex Bridle Trails, L.P., a California limited partnership
20.    Essex Spring Lake, L.P., a California limited partnership
21.    Essex Maple Leaf, L.P., a California limited partnership
22.    Essex Riverfront, L.P., a California limited partnership
23.    Essex Casa Mango, L.P., a California limited partnership
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